Exhibit 32
CERTIFICATION OF CEO AND CFO
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of AMERIGROUP Corporation (the “Company”) on Form 10-Q for the three and six month periods ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jeffrey L. McWaters, as Chief Executive Officer of the Company, hereby certifies to the best of his knowledge, and James W. Truess, as Chief Financial Officer (principal financial officer) of the Company, hereby certifies to the best of his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
     (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JEFFREY L. MCWATERS

Jeffrey L. McWaters
Chairman and Chief Executive Officer
Date: July 30, 2007

/s/ JAMES W. TRUESS

James W. Truess
Executive Vice President and Chief
Financial Officer
Date: July 30, 2007
This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.